Exhibit 10.2

This PLEDGE SUPPLEMENT, dated as of September 19, 2016 (the “Pledge Supplement”), is delivered by ON SEMICONDUCTOR (CHINA) HOLDING, LLC, a Delaware limited liability company (the “Grantor”) pursuant to the Guarantee and Collateral Agreement, dated as of April 15, 2016 (as it may be from time to time amended, amended and restated, restated, supplemented, or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), among ON SEMICONDUCTOR CORPORATION, a Delaware corporation, the other Grantors named therein and DEUTSCHE BANK AG NEW YORK BRANCH, as the Collateral Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Guarantee and Collateral Agreement.

Grantor hereby confirms the grant to the Collateral Agent set forth in the Guarantee and Collateral Agreement of, and does hereby grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of Grantor’s right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located. Grantor represents and warrants that the attached Supplements to the GCA Disclosure Letter accurately and completely set forth all additional information required pursuant to the Guarantee and Collateral Agreement and hereby agrees that such Supplements to the GCA Disclosure letter shall constitute part of the Schedules to the GCA Disclosure Letter.

Grantor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdiction in the United States and with any filing offices in such jurisdiction as the Collateral Agent may determine, in its reasonable judgment, are necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent, for the benefit of the Secured Parties, herein, including describing such property as “all assets” or “all personal property” and may add thereto “whether now owned or hereafter acquired.” Grantor hereby ratifies and authorizes the filing by the Collateral Agent of any financing statement with respect to the Collateral made prior to the date hereof.

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IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of the date first written above.

ON SEMICONDUCTOR (CHINA) HOLDING, LLC

By:	/s/ Bernard Gutmann
	Name:	Bernard Gutmann
	Title:	Chief Financial Officer, Senior
Vice President and Treasurer

[Signature Page to Pledge Supplement]